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                                                                    Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Dover Long/Short Sector Fund, which is part of this Post-Effective Amendment No. 219 to Registration Statement No. 2-67052 on Form N-1A of Forum Funds.

/s/ DELOITTE & TOUCHE LLP

October 10, 2007
Boston, Massachusetts